                                                                   EXHIBIT 99.1
CONTACTS:
Ed Terino                                                        Jerry Sisitsky
617/386-1005                                                       617/386-1158
eterino@atg.com                                                jsisitsk@atg.com

             ATG ANNOUNCES FOURTH-QUARTER AND YEAR-END 2002 RESULTS

COMPANY MEETS ITS GUIDANCE ON REVENUE AND CASH POSITION; JOE CHUNG STEPS DOWN AS DIRECTOR

CAMBRIDGE, MASS. - JANUARY 23, 2003 - ATG (Art Technology Group, Inc., Nasdaq:
ARTG) today announced its results for the fourth quarter and the year ended December 31, 2002. Total revenues for the fourth quarter of 2002 were $24.5 million compared to total revenues for the fourth quarter of 2001 of $31.1 million.

Net loss, in accordance with accounting principles generally accepted in the United States (GAAP), was $20.8 million, or ($0.30) per share in the fourth quarter of 2002. This compares with a GAAP net loss of $92.2 million, or ($1.34) per share in the fourth quarter of 2001. ATG's closing balance of cash, cash equivalents, marketable securities, and restricted cash as of December 31, 2002 was $68.6 million compared with a closing balance as of September 30, 2002 of $72.5 million, and a closing balance as of December 31, 2001 of $80.3 million.

ATG's non-GAAP net loss for the fourth quarter of 2002 was $1.7 million, or ($0.03) per share, excluding $19.1 million in restructuring charges for the quarter. This compares to a non-GAAP net loss of $3.4 million, or ($0.05) per share, for the fourth quarter of 2001, which excludes $88.8 million in charges associated with restructuring and a provision for income taxes.

During the fourth quarter of 2002, the company recorded a restructuring charge of $19.1 million associated with its previously announced workforce reductions and facilities consolidations. This is less than the $22 million to $24 million charge the company had anticipated, due to lower charges associated with its facilities consolidation.

Total revenues for the year ended December 31, 2002 were $101.5 million compared to total revenues for the year ended December 31, 2001 of $140.3 million. GAAP net loss for the year ended December 31, 2002 was $29.5 million, or ($0.42) per share, compared to a GAAP net loss of $156.0 million, or ($2.27) per share, for the year ended December 31, 2001.

FOURTH-QUARTER FINANCIAL HIGHLIGHTS

----------------------------------------------------------------------------------------------------------------------------
(In millions, except per share data, and                Three Months Ended                     Twelve Months Ended
percentages)
                                                ----------------------------------------------------------------------------
                                                   December 31,       December 31,        December 31,         December 31,
                                                           2002               2001                2002                 2001
                                                ----------------------------------------------------------------------------
Total revenues                                           $ 24.5             $ 31.1             $ 101.5              $ 140.3
   License revenue                                         12.2               18.7                48.8                 76.6
     Percent of total revenues                               50%                60%                 48%                  55%
   Services revenue                                        12.3               12.4                52.7                 63.7
     Percent of total revenues                               50%                40%                 52%                  45%

Net loss (GAAP)                                           (20.8)             (92.2)              (29.5)              (156.0)

Net loss per share (GAAP)                                 (0.30)             (1.34)              (0.42)               (2.27)

Cash, cash equivalents, marketable                       $ 68.6             $ 80.3              $ 68.6               $ 80.3
securities, and restricted cash
----------------------------------------------------------------------------------------------------------------------------

"As we announced in early January, ATG generated positive momentum in the fourth quarter despite the current IT spending environment," said Bob Burke, ATG president and CEO. "During the quarter, we sequentially grew license revenues, improved our margin performance, and carefully controlled our expenses. We took further actions to preserve our cash balance of more than $68 million, and through a strategic reorganization, we lowered our quarterly operating expense run rate to between $23 and $24.5 million."

"In the fourth quarter, we were successful in winning incremental business from both new and existing customers," continued Burke. "Because of the flexibility of our products and the measurable return that we deliver to our customers, name-brand organizations continue to invest heavily in ATG solutions. We closed many large transactions during the quarter, including two deals in excess of $1 million."

FOURTH-QUARTER HIGHLIGHTS

        o ATG added 19 new customers, including Activision, the BBC, Conseco, Dreyfus, OC Tanner, Silvaco International and Yodabashi Camera, as well as several international government agencies.

        o ATG earned repeat business from existing customers Bell Canada, Cabela's, CMP Media, DAB Bank, the Federal Aviation Administration, Fannie Mae, Fira Internacional Barcelona, Franklin Templeton, General Motors, Movielink, Newell Rubbermaid, and Nintendo Europe.

        o The company successfully delivered ATG 6, which features significant enhancements to ATG's integrated commerce and portal solutions, as well as new publishing, search and integration features.

        o As part of the 20 percent workforce reduction and consolidation of its facilities, ATG recorded a restructuring charge of $19.1 million during the fourth quarter of 2002. The restructuring charges include severance and related costs from the workforce reduction of approximately 115 people, anticipated losses on subleases on facilities to be vacated, and the write-off of certain impaired assets. The cash related portion of the restructuring charges is $16.5 million with cash outlays occurring over the next nine years.

        o On December 5, ATG announced that it had selected Bob Burke as its president and CEO. Burke has held a number of senior executive and leadership positions during his more than 25-year career. While at Digital Equipment Corporation, he headed up Digital's billion-dollar-plus Systems Integration business with operations in over 45 countries. More recently Burke has held top positions at ePresence (formerly Banyan Systems) and Quidnunc.

        o In conjunction with the above announcement, Paul Shorthose, formerly ATG's CEO, transitioned from his role as CEO to become Chairman of the ATG board of directors.

        o ATG promoted Greg Lazar to the newly created role of senior vice president of worldwide sales and field operations. Lazar was promoted from vice president and general manager of North American field operations, and will now be responsible for ATG's global sales and services business. Lazar has more than 30 years of high-tech experience in both international and domestic sales and marketing roles at companies such as IBM, Lotus, PictureTel, and Innovia.

BOARD OF DIRECTORS

The company also announced that, effective today, Joe Chung, co-founder of ATG, stepped down from his position on the board of directors.

Paul Shorthose, chairman of the board, stated, "I would like to thank Joe Chung for his many years of dedicated service to the company. He helped shape ATG with his vision, technology innovation, and his energetic drive. On behalf of myself, the rest of the board of directors, as well as all of the employees at ATG, we wish him the best of luck in his future endeavors."

"Due to my many professional and personal commitments, I am stepping down from the ATG board," said Joe Chung, co-founder of ATG. "I have the utmost confidence in Bob and the ATG management team. I feel confident that they can take ATG to the next level and continue its record of providing superior technology solutions to its customers."

OUTLOOK

"The steps we have recently taken will greatly contribute to our ability to return ATG to long-term, sustainable profitability," said Burke. "While the visibility in the marketplace remains unclear, we have name brand customers who rely on our solutions for many of their most critical `customer facing' business needs. We also have excellent technology built on open standards which benefits both our customers and our ability to develop innovative solutions now and in the future. I am confident in our ability to succeed in 2003 and beyond."

Based on ATG's historical seasonality and the current IT spending environment, for the first quarter of 2003, the company anticipates total revenues of between $19 million and $22 million, and a net loss in a range of ($0.02) to ($0.05) per share. ATG anticipates that as of March 31, 2003, its balance of cash, cash equivalents, and marketable securities, will be in the range of $60 million to $64 million.

CONFERENCE CALL INFORMATION

ATG management will discuss the company's fourth-quarter and year-ended December 31, 2002 results, business outlook for first-quarter 2003 as well as other topics on its quarterly conference call for investors at 5:00 p.m. EDT today, January 23, 2003. The conference call will be broadcast live over the Internet. Investors interested in listening to the Webcast should log onto the "Investor Relations" section of ATG's Web site, located at WWW.ATG.COM, at least 15 minutes prior to the event's broadcast.

ABOUT ATG

ATG (Art Technology Group, Inc.) is a leading developer of online marketing, sales, and service solutions for global consumer-facing organizations. Customers around the globe rely on ATG for frontline applications that enhance and improve the entire customer lifecycle experience. Deployed on the industry's most popular application servers, ATG's application suites for e-commerce, portals, and relationship management are ideal for integrating online initiatives across the enterprise.

ATG has delivered online solutions to blue-chip companies worldwide including Aetna Services, Alcatel, American Airlines, Barclays Global Investors, Best Buy, BMG Direct,

Eastman Kodak, Ford Motor Credit, HSBC, J.Crew, Sun Microsystems, Walgreens, and WellsFargo. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America, Europe, and Asia. For more information about ATG, please visit our Web site at WWW.ATG.COM.

(C) 2003 ART TECHNOLOGY GROUP, INC.

ATG AND ART TECHNOLOGY GROUP ARE REGISTERED TRADEMARKS OF ART TECHNOLOGY GROUP, INC. ALL OTHER PRODUCT NAMES, SERVICE MARKS, AND TRADEMARKS MENTIONED HEREIN ARE TRADEMARKS OF THEIR RESPECTIVE OWNERS.

THE STATEMENTS IN THE FIFTH PARAGRAPH AND THE SECTION LABELED "OUTLOOK" OF THIS PRESS RELEASE INCLUDE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE ATG'S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THESE RISKS INCLUDE THE EFFECT OF WEAKENED OR WEAKENING ECONOMIC CONDITIONS OR PERCEIVED CONDITIONS ON THE LEVEL OF SPENDING BY CUSTOMERS AND PROSPECTIVE CUSTOMERS FOR ATG'S SOFTWARE AND SERVICES; FINANCIAL AND OTHER EFFECTS OF COST CONTROL MEASURES; QUARTERLY FLUCTUATIONS IN ATG'S REVENUES OR OTHER OPERATING RESULTS; CUSTOMIZATION AND DEPLOYMENT DELAYS OR ERRORS ASSOCIATED WITH ATG'S PRODUCTS; THE RESULT OF LONGER SALES CYCLES FOR ATG'S PRODUCTS; SATISFACTION LEVELS OF CUSTOMERS REGARDING THE IMPLEMENTATION AND PERFORMANCE OF ATG'S PRODUCTS; ATG'S NEED TO MAINTAIN AND ENHANCE BUSINESS RELATIONSHIPS WITH RESELLERS AND OTHER PARTIES WHO MAY BE AFFECTED BY CHANGES IN THE ECONOMIC CLIMATE; ATG'S ABILITIES TO ATTRACT AND MAINTAIN QUALIFIED EXECUTIVES AND OTHER PERSONNEL AND TO MOTIVATE EMPLOYEES; ACTIVITIES BY ATG AND OTHERS RELATED TO PROTECTION OF INTELLECTUAL PROPERTY; POTENTIAL ADVERSE FINANCIAL AND OTHER EFFECTS OF LITIGATION AND THE RELEASE OF COMPETITIVE PRODUCTS AND OTHER ACTIVITIES BY COMPETITORS. FURTHER DETAILS ON THESE RISKS ARE SET FORTH IN ATG'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE AVAILABLE ON A WEB SITE MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION AT HTTP://WWW.SEC.GOV.

                           Art Technology Group, Inc.
                 Condensed Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                                       Three Months Ended                  Twelve Months Ended
                                                 December 31,       December 31,      December 31,      December 31,
                                                     2002               2001              2002              2001
                                        --------------------   ----------------   ----------------   -----------------
Revenues:
   Product license                                $   12,222         $   18,657         $   48,796         $   76,631
   Services                                           12,294             12,439             52,697             63,708
                                        --------------------   ----------------   ----------------   ----------------
   Total Revenues                                     24,516             31,096            101,493            140,339

Cost of Revenues:
   Product license                                     1,021              1,394              4,278              4,616
   Services                                            7,500              8,420             33,441             47,362
                                        --------------------   ----------------   ----------------   ----------------
   Total Cost of Revenues                              8,521              9,814             37,719             51,978
                                        --------------------   ----------------   ----------------   ----------------
Gross Profit                                          15,995             21,282             63,774             88,361
                                        --------------------   ----------------   ----------------   -----------------
   Gross profit  %                                        65%               68%                 63%                63%

Operating Expenses:
   Research & development                              5,165              5,721             21,717             30,119
   Sales & marketing                                   9,644             15,846             42,913             93,186
   General & administrative                            3,209              3,593             10,987             23,952
   Stock-based compensation                              168                278                942              1,280
   Restructuring                                      19,094             32,710             19,005             76,945
                                        --------------------   ----------------   ----------------   ----------------
   Total Operating Expenses                           37,280             58,148             95,564            225,482

Loss from Operations                                 (21,285)           (36,866)           (31,790)          (137,121)

Interest and Other Income, net                           451                807              2,300              4,967
                                        --------------------   ----------------   ----------------   ----------------
Net loss before provision for income                 (20,834)           (36,059)           (29,490)          (132,154)
taxes
Provision for Income taxes                                 -             56,124                  -             23,851
                                        --------------------   ----------------   ----------------   ----------------
Net loss                                          $  (20,834)       $   (92,183)        $  (29,490)       $  (156,005)
                                        ====================   ================   ================   =================
Basic and diluted net loss per share              $    (0.30)       $     (1.34)        $    (0.42)       $     (2.27)
                                        ====================   ================   ================   =================
Basic and diluted weighted average
common shares outstanding                             70,476             68,876             69,921             68,603
                                        ====================   ================   ================   =================

*Certain 2001 results have been reclassified to conform with the 2002 presentation relating to the recording of "out-of-pocket" expenses as net revenues and cost of revenue in accordance with Issue No. 01-14 issued by the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board
(FASB). The net effect results in an increase in services revenue and cost of services revenue by $180,000 for the three months ended December 31, 2001 and an increase in services revenue and cost of services revenue by $1,470,000 for the twelve months ended December 31, 2001.

                           Art Technology Group, Inc.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)
                                   (Unaudited)

                                                                                  As of the period ended
                                                                         December 31,            December 31,
                                                                             2002                    2001
                                                                      --------------------    --------------------
                               Assets
  Current Assets:
  Cash, cash equivalents and marketable securities                               $ 68,558                $ 63,550

  Accounts receivable, net                                                         25,221                  30,532
  Prepaid expenses and other current assets                                         2,489                   5,815
                                                                      --------------------    -------------------
     Total current assets                                                          96,268                  99,897

  Restricted cash                                                                       -                  16,757
  Property and equipment, net                                                       9,025                  16,171
   Other assets                                                                     1,569                   4,663
                                                                      -------------------     -------------------
     Total assets                                                                $106,862                $137,488
                                                                      ===================     ===================
                Liabilities and Stockholders' Equity
  Current Liabilities:
  Current maturities of long-term obligations                                      $    -                $  2,000
  Accounts payable                                                                  2,563                   4,160
  Accrued expenses                                                                 18,219                  24,718
  Deferred revenue                                                                 15,674                  17,628
  Accrued restructuring short-term                                                 21,846                  13,398
                                                                      -------------------     -------------------
     Total current liabilities                                                     58,302                  61,904

  Accrued restructuring long-term                                                  32,537                  32,675

                                                                      -------------------     -------------------
     Stockholders' Equity                                                          16,023                  42,909
                                                                      -------------------     -------------------
     Total liabilities and stockholders' equity                                  $106,862                $137,488
                                                                      ===================     ===================

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